Promissory Note


$75,000.000                                             Date:  February 28, 2007


     For value received, the undersigned, Watermark Investors Realty Trust, a corporation organized and existing under the laws of Texas, having a business address c/o HPI Capital Inc., 100 N. Tryon Street, Suite 5500, Charlotte, North Carolina 28202, promises to pay to the order of Abbestate Holding, Inc., a company organized and existing under the laws of Delaware, having a business address 100 N. Tyron Street, Suite 5500, Charlotte, North Carolina 28202, the principal sum of Seventy Five Thousand and 00/100 Dollars ($75,000) on (December 31, 2020) and to pay interest (computed on the basis of a 360 day year of twelve 30 day months) on the principal balance thereof from the date of this Note until paid in full a the rate of 12% per annum.

     The principal of this Note may be prepaid in whole of in part without penalty or premium, plus interest accrued thereon to the date of such prepayment.

     Payments of principal and interest shall be made to the holder hereof at such place or places as may be specified by such holder.


                                             Watermark Investors Realty Trust
                                             By:  /s/ David S. Givner
                                             --------------------------------
                                                  President